For Immediate Release

Contacts:	Badger Paper Mills, Inc. Ronald E. Swanson, CEO 715-582-4551

BADGER PAPER MILLS, INC. APPOINTS CHIEF FINANCIAL OFFICER

Peshtigo, WI –January 13, 2005 – Badger Paper Mills, Inc. (Nasdaq SmallCap: BPMI). Badger Paper Mills, Inc., one of the nation’s leaders in the manufacture of flexible packaging and specialty papers today announced the appointment of Paul M. Bouthilet as Vice President, Chief Financial Officer, Secretary and Treasurer. He will join Badger January 17, 2005. Mr. Bouthilet succeeds Mr. William Peters, who resigned as Chief Financial Officer of Badger effective November 12, 2004.

“Paul’s talents are a great fit for Badger,” said Ronald E. Swanson, Badger’s President and Chief Executive Officer. “We’re looking forward to Paul becoming part of the Badger team.”

Mr. Bouthilet brings extensive experience to Badger. He is currently Chief Financial Officer of Seagrave Fire Apparatus, LLC, a fire truck and emergency vehicle manufacturing company, where he has been employed since April 2004. Prior to joining Seagrave, Mr. Bouthilet held various positions at J.M. Voith AG, including Chief Financial Officer – Worldwide Operations at the Fabrics Group Division (2002-2004), Chief Financial Officer – Voith Sulzer Paper Technology North America, Inc. at the Paper Technology Group Division (1997-2002), Vice President Finance — Voith Sulzer Paper Technology North America, Inc. at the Paper Technology Group Division (1994-1997), and Vice President Finance – Voith, Inc. (1989-1994).

Mr. Bouthilet holds a bachelor of business administration in accounting from UW-Oshkosh, as well as a bachelor of business administration in finance from UW-Madison. He is a member of the Wisconsin Institute of Certified Public Accountants.